CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1) (2)
Medium-Term Senior Notes, Series G	$1,300,000	$167.44

(1)	Calculated in accordance with Rule 457(r) of the Securities Act.
(2)
Pursuant to Rule 457(p) under the Securities Act, the $2,485,118.46 remaining of registration fees previously paid with respect to unsold securities registered on Registration Statement File No. 333-172554, filed on March 2, 2011 by Citigroup Funding Inc., a wholly owned subsidiary of Citigroup Inc., is being carried forward, of which $167.44 is offset against the registration fee due for this offering and of which $2,484,951.02 remains available for future registration fee offset.  No additional registration fee has been paid with respect to this offering.

Citigroup Inc.	March 26, 2014 Medium-Term Senior Notes, Series G Pricing Supplement No. 2014-CMTNG0100 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017
Overview
▪
The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc.  Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of an equally weighted basket consisting of two exchange-traded funds (“ETFs”) from the initial basket level to the final basket level.

▪
The securities offer leveraged exposure to a limited range of potential appreciation of the basket and a contingent buffer against the potential depreciation of the basket as described below. In exchange, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components.  In addition, investors in the securities must be willing to accept full downside exposure to the basket, with no buffer, if the basket depreciates by more than 25.00%. If the basket depreciates by more than 25.00% from the pricing date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which the final basket level is less than the initial basket level.  There is no minimum payment at maturity.

▪
In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations.

KEY TERMS
Basket:	Basket Components	Weighting	Basket Component Starting Level*
	Shares of the iShares® MSCI Chile Capped ETF (“ECH”)	50%	$44.65
	Shares of the iShares® MSCI Brazil Capped ETF (“EWZ”)	50%	$42.52
* The basket component starting level of each basket component is its closing price on the pricing date.
Aggregate stated principal amount:	$1,300,000
Stated principal amount:	$1,000 per security
Pricing date:	March 26, 2014
Issue date:	March 28, 2014
Valuation date:	September 26, 2017, subject to postponement if such date is not a scheduled trading day for a basket component or if certain market disruption events occur with respect to a basket component
Maturity date:	September 29, 2017
Payment at maturity:
For each $1,000 stated principal amount security you hold at maturity:
▪  If the final basket level is greater than the initial basket level:
   $1,000 + the leveraged return amount, subject to the maximum return at maturity
▪  If the final basket level is equal to or less than the initial basket level but greater than or equal to the barrier level:
   $1,000
▪  If the final basket level is less than the barrier level:
   $1,000 × the basket performance factor
If the final basket level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $750.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion and up to all of your investment.

Initial basket level:	100
Final basket level:	100 × [1 + (component return of ECH × 50%) + (component return of EWZ × 50%)]
Component return:	For each basket component: (basket component ending level – basket component starting level) / basket component starting level
Basket component ending level:	For each basket component, its closing price on the valuation date
Basket performance factor:	The final basket level divided by the initial basket level
Basket percent increase:	The final basket level minus the initial basket level, divided by the initial basket level
Leveraged return amount:	$1,000 × basket percent increase × leverage factor
Leverage factor:	130.00%
Barrier level:	75.00, 75.00% of the initial basket level
Maximum return at maturity:	$555.00 per security (55.50% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,555.00 per security.
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	1730T0M71 / US1730T0M719
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$20.00	$980.00
Total:	$1,300,000.00	$26,000.00	$1,274,000.00
(1) On the date of this pricing supplement, the estimated value of the securities is $925.20 per security, which is less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.
(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-03 dated November 13, 2013       Underlying Supplement No. 3 dated November 13, 2013
Prospectus Supplement and Prospectus each dated November 13, 2013

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

Additional Information

General.  The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each of the basket components that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Relevant price.  The basket component starting level of each basket component is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement.  Accordingly, each basket component’s basket component starting level is subject to adjustment upon the occurrence of any of the events described in that section. For the avoidance of doubt, the paragraph in that section that describes adjustments to a “multiplier” for securities linked to a basket is not applicable to the securities.

Postponement of the valuation date.  If the valuation date is postponed as described in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” of the accompanying product supplement, the final basket level will be calculated based on (i) for any unaffected basket component, its closing price on the originally scheduled valuation date and (ii) for any affected basket component, its closing price on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component).

Prospectus for the iShares® MSCI Chile Capped ETF. The hyperlink below is a hyperlink to an iShares, Inc. registration statement, which includes the most recent prospectus for the iShares® MSCI Chile Capped ETF as well as the prospectuses for a number of other iShares, Inc. exchange-traded funds. You should identify and read the portion of the registration statement at the below hyperlink that constitutes the prospectus for the iShares® MSCI Chile Capped ETF. Under SEC regulations and applicable interpretative letters issued by the SEC staff, we are required to incorporate into this pricing supplement the prospectus for the iShares® MSCI Chile Capped ETF but not the iShares® MSCI Brazil Capped ETF. Accordingly, no information available at the following hyperlink is incorporated by reference into this pricing supplement other than the prospectus for the iShares® MSCI Chile Capped ETF.

http://www.sec.gov/Archives/edgar/data/930667/000119312513483034/d641582d485bpos.htm

March 2014	PS-2

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket level to the final basket level.

Investors in the securities will not receive any dividends that may be paid on the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

Your actual payment at maturity per security will depend on the actual final basket level, which will, in turn, depend on the actual closing prices of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.  Hypothetical values in the examples may have been rounded for ease of analysis.

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (a 5.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Basket Component Starting Level	Hypothetical Basket Component Ending Level	Hypothetical Component Return
ECH	$44.65	$48.22	8.00%
EWZ	$42.52	$43.37	2.00%
Hypothetical Final Basket Level:	100 × [1 + (8.00% × 50%) + (2.00% × 50%)] = 105.00

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the basket percent increase × the leverage factor), subject to the maximum return at maturity

= $1,000 + ($1,000 × 5.00% × 130.00%), subject to the maximum return at maturity

= $1,000 + $65.00, subject to the maximum return at maturity

= $1,065.00

Because the basket appreciated from its initial basket level to its hypothetical final basket level and the leveraged return amount of $65.00 per security results in a total return at maturity per security based on the basket percent increase of 6.50%, which is less than the maximum return at maturity of 55.50%, your payment at maturity in this scenario would be equal to $1,065.00 per security.

March 2014	PS-3

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

Example 2—Upside Scenario B. The hypothetical final basket level is 150.00 (a 50.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Basket Component Starting Level	Hypothetical Basket Component Ending Level	Hypothetical Component Return
ECH	$44.65	$55.81	25.00%
EWZ	$42.52	$74.41	75.00%
Hypothetical Final Basket Level:	100 × [1 + (25.00% × 50%) + (75.00% × 50%)] = 150.00

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the basket percent increase × the leverage factor), subject to the maximum return at maturity

= $1,000 + ($1,000 × 50.00% × 130.00%), subject to the maximum return at maturity

= $1,000 + $650.00, subject to the maximum return at maturity

= $1,650.00

Because the basket appreciated from its initial basket level to its hypothetical final basket level and the leveraged return amount of $650.00 per security would result in a total return at maturity per security based on the basket percent increase of 65.00%, which is greater than the maximum return at maturity of 55.50%, your payment at maturity in this scenario would be limited to the maximum payment at maturity of $1,555.00 per security. In this scenario, the securities would underperform a similarly weighted, direct investment in the basket components.

Example 3—Par Scenario. The hypothetical final basket level is 95.00 (a 5.00% decrease from the initial basket level), which is less than the initial basket level but greater than the barrier level.

Basket Component	Basket Component Starting Level	Hypothetical Basket Component Ending Level	Hypothetical Component Return
ECH	$44.65	$37.95	-15.00%
EWZ	$42.52	$44.65	5.00%
Hypothetical Final Basket Level:	100 × [1 + (-15.00% × 50%) + (5.00% × 50%)] = 95.00

Payment at maturity per security = $1,000

Because the hypothetical final basket level did not decrease from the initial basket level by more than 25.00%, in this scenario, you would be repaid the $1,000 stated principal amount of your securities at maturity. In this scenario, even though EWZ appreciated, that appreciation was more than offset by the depreciation of ECH.

Example 4—Downside Scenario. The hypothetical final basket level is 30.00 (a 70.00% decrease from the initial basket level), which is less than the barrier level.

Basket Component	Basket Component Starting Level	Hypothetical Basket Component Ending Level	Hypothetical Component Return
ECH	$44.65	$8.93	-80.00%
EWZ	$42.52	$17.01	-60.00%
Hypothetical Final Basket Level:	100 × [1 + (-80.00% × 50%) + (-60.00% × 50%)] = 30.00

Payment at maturity per security = $1,000 × the basket performance factor

= $1,000 × 30.00%

= $300.00

Because the hypothetical final basket level decreased from the initial basket level by more than 25.00%, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket, with no buffer.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the basket components.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

March 2014	PS-4

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

▪
You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪
The barrier feature of the securities exposes you to particular risks. If the final basket level is less than the barrier level, the contingent buffer against a limited range of potential depreciation of the basket offered by the securities will not apply and you will lose 1% of your stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. Unlike securities with a non-contingent buffer feature, the securities offer no protection at all if the basket depreciates by more than 25.00% from the initial basket level to the final basket level. As a result, you may lose your entire investment in the securities.

▪
The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪
Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 55.50%, which is equivalent to a maximum return at maturity of $555.00 per security. Taking into account the leverage factor and the maximum return at maturity of 55.50%, any increase in the final basket level over the initial basket level by more than approximately 42.69% will not increase your return on the securities. As a result of the maximum return at maturity, the return on an investment in the securities may be less than the return on a similarly weighted, direct investment in the basket components.

▪
Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components or the stocks included in the basket components.  The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield, which could be substantial, over the term of the securities.

▪
Your payment at maturity depends on the closing prices of the basket components on a single day.  Because your payment at maturity depends solely on the closing prices of the basket components on the valuation date, you are subject to the risk that the closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities.  If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing prices of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

▪
The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪
The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (1) the selling concessions paid in connection with the offering of the securities, (2) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (3) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the

March 2014	PS-5

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪
The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation between those basket components, dividend yields on the stocks included in the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪
The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

▪
The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪
The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the prices of the basket components and a number of other factors, including the volatility of the basket components, the correlation between the basket components, the dividend yields on the stocks included in the basket components, the exchange rate and the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the stocks held by the basket components trade, the correlation between those rates and the prices of the shares of the basket components, interest rates in the United States and in each of the markets of the stocks held by the basket components, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪
Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪
The basket components may offset each other.  The performances of the basket components may not correlate with each other.  If one of the basket components appreciates, the other basket component may not appreciate as much or may even depreciate.  In such event, the appreciation of one basket component may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the price of the other basket component.

▪
The basket components may be highly correlated in decline.  The performances of the basket components may become highly correlated during periods of declining prices.  This may occur because of events that have broad effects on markets generally or on the markets that the basket components track.  If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket component and, in fact, may contribute to an overall decline from the initial basket level to the final basket level.

▪
An investment in the securities is not a diversified investment.  The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment.  First, although the basket components differ in important respects, they each track the equity markets in a South American nation, and they may both perform poorly if there is a global downturn in

March 2014	PS-6

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

equity markets, generally, or in the region, specifically. Second, the securities are subject to the credit risk of Citigroup Inc.  No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations.

▪
Fluctuations in exchange rates will affect the prices of the basket components. Because the basket components invest in stocks that are traded in non-U.S. currencies, while the net asset values of those ETFs are based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which those stocks trade.  If the U.S. dollar generally strengthens against the currencies in which those stocks trade, the prices of the basket components will be adversely affected for that reason alone and the payment at maturity on the securities may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region.  An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency.  Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪
The basket is subject to risks associated with investing in Chile.  ECH tracks the value of Chilean issuers and is subject to all of the risks of investing in Chile, including heightened risks of inflation or nationalization and market fluctuations caused by economic and political developments.  In addition, the Chilean economy may be highly vulnerable to changes in local or global trade conditions.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially resulting in market distortions and volatility.  This risk is particularly significant in the case of ECH, since only 10 stocks represent more than 60% of ECH as of the date of this pricing supplement, giving ECH concentrated risk with respect to a small number of stocks.  Moreover, the Chilean economy may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, labor conditions and self-sufficiency.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

▪
The basket is subject to risks associated with investing in Brazil.  EWZ tracks the value of Brazilian issuers and is subject to all of the risks of investing in Brazil, including heightened risks of inflation or nationalization and market fluctuations caused by economic and political developments.  In addition, the Brazilian economy may be highly vulnerable to changes in local or global trade conditions.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially resulting in market distortions and volatility.  This risk is particularly significant in the case of EWZ, since only 10 stocks represent approximately 49% of EWZ as of the date of this pricing supplement, giving EWZ concentrated risk with respect to a small number of stocks.  Moreover, the Brazilian economy may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, labor conditions and self-sufficiency.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

▪
Changes that affect the basket components may affect the value of your securities.  The sponsor of the indexes underlying the basket components may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices.  In addition, the investment adviser to the basket components may change the manner in which the basket components operate or its investment objectives at any time.  We are not affiliated with any such index sponsor or investment advisor and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make.  Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪
Even if the issuer of a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement.  In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on ETF shares unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of the ETF on the date of declaration of the dividend.  Any dividend will reduce the closing price of the shares of the ETF by the amount of the dividend per share.  If the issuer of the ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected.  See “Description of the Securities—Certain Additional Terms for

March 2014	PS-7

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪
An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the basket components.  For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of shares of the basket components would not.

▪
The securities may become linked to shares of an issuer other than the original issuer of a basket component upon the occurrence of a reorganization event or upon the delisting of the shares of that basket component.  For example, if the issuer of a basket component enters into a merger agreement that provides for holders of the shares of that basket component to receive shares of another entity, the shares of such other entity will become the applicable basket component for all purposes of the securities upon consummation of the merger.  Additionally, if the shares of a basket component are delisted or a basket component is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another basket component  to be that basket component.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪
The price of the basket components may not completely track the performance of the indexes underlying the basket components. The price of the basket components will reflect transaction costs and fees of the issuers of the basket components that are not included in the calculation of the indexes that they seek to track. In addition, the issuers of the basket components may not hold all of the stocks included in, and may hold securities and derivative instruments that are not included in, those indexes.

▪
Our offering of the securities is not a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in the basket components or in instruments related to the basket components or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components.  These and other activities of our affiliates may affect the price of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪
The price of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities.  We have hedged our obligations under the securities through CGMI or other of our affiliates, who likely take positions directly in the stocks included in the basket components, in the shares of the basket components and other financial instruments related to the basket components or the stocks included in the basket components.  Our affiliates also trade the stocks included in the basket components and the shares of the basket components and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the price of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines

▪
We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the basket components or the issuers of the stocks held by the basket components, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against any such issuer that are available to them without regard to your interests.

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.  If certain events occur, such as market disruption events, events with respect to the issuers of the basket components that may require a dilution adjustment or the delisting of the basket components, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪
Changes made by the sponsor of the index underlying the basket components may adversely affect the basket components. We are not affiliated with the sponsor of the indexes underlying the basket components. Accordingly, we have no control over any changes such sponsor may make to the indexes underlying the basket components. Such changes could be made at any time and could adversely affect the performance of the basket.

▪
The U.S. federal tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court

March 2014	PS-8

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities.  The graph below sets forth the hypothetical historical daily levels of the basket for the period from January 2, 2009 to March 26, 2014, assuming that the basket was created on January 2, 2009 with the same basket components and corresponding weights in the basket and with a level of 100 on that date.  The hypothetical performance of the basket is based on the actual closing prices of the basket components on the applicable dates.  We obtained these closing prices from Bloomberg L.P., without independent verification.  Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Basket Components

The information set forth below about each basket component has been obtained from publicly available sources, without independent verification.  Each basket component that is an ETF is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC, which can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov by reference to its SEC file number provided below. In addition, information regarding each of the basket components may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to any basket component.  We have derived all disclosures contained in this pricing supplement regarding the basket components from publicly available sources.  In connection with the offering of the securities, neither Citigroup Inc. nor CGMI has participated in the preparation of such publicly available information or made any due diligence inquiry with respect to any basket component.

March 2014	PS-9

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

The securities represent obligations of Citigroup only.  No basket component and no sponsor or advisor to any basket component is involved in any way in this offering, and no such person has any obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket or any basket component.

iShares® MSCI Chile Capped ETF

The iShares® MSCI Chile Capped ETF  is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI Chile Capped ETF.  iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Chile Capped ETF.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The iShares® MSCI Chile Capped ETF trades on the NYSE Arca under the ticker symbol “ECH.”

You should review the prospectus related to the iShares® MSCI Chile Capped ETF dated December 30, 2013 filed by the iShares® MSCI Chile Capped ETF and available at http://www.sec.gov/Archives/edgar/data/930667/000119312513483034/d641582d485bpos.htm. Under SEC regulations and applicable interpretative letters issued by the SEC staff, we are required to incorporate into this pricing supplement the prospectus for the iShares® MSCI Chile Capped ETF but not the iShares® MSCI Brazil Capped ETF. Accordingly, no information available at the above hyperlink is incorporated by reference into this pricing supplement other than the prospectus for the iShares® MSCI Chile Capped ETF. You should pay particular attention to the section discussing the principal risks of an investment linked to the iShares® MSCI Chile Capped ETF in “iShares® MSCI Chile Capped ETF—Summary of Principal Risks.”

The iShares® MSCI Chile Capped ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in Chile, as measured by the MSCI Chile Investable Market Index 25/50. However, for purposes of the securities, the performance of the iShares® MSCI Chile Capped ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI Chile Capped ETF will not be factored into a determination of the closing price of the iShares® MSCI Chile Capped ETF on the final valuation date.  The MSCI Chile Investable Market Index 25/50 was developed by MSCI Inc. as an equity benchmark for the performance of Chilean equities, and is designed to measure equity market performance in Chile, subject to a capping methodology which restricts the weights of the stocks so that no single stock exceeds 25% of the index and so that stocks that comprise 5% or more of the index do not have a weighting greater than 50% of the overall composition of the index.

Please refer to the section “Fund Descriptions—iShares® MSCI Chile Capped ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI Chile Capped ETF, including certain risks that are associated with an investment linked to shares of the iShares® MSCI Chile Capped ETF.

Historical Information

The graph below shows the closing price of shares of the iShares® MSCI Chile Capped ETF for each day such price was available from January 2, 2009 to March 26, 2014. The table that follows shows the high and low closing prices of, and dividends paid on, the iShares® MSCI Chile Capped ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of the iShares® MSCI Chile Capped ETF as an indication of future performance.

March 2014	PS-10

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

iShares® MSCI Chile Capped ETF	High	Low	Dividends
2009
First Quarter	$36.18	$30.30	$0.00000
Second Quarter	$46.70	$34.44	$0.41331
Third Quarter	$47.89	$43.17	$0.00000
Fourth Quarter	$55.33	$46.98	$0.18536
2010
First Quarter	$60.45	$52.85	$0.00000
Second Quarter	$59.42	$51.78	$0.50706
Third Quarter	$74.15	$56.75	$0.00000
Fourth Quarter	$80.27	$72.64	$0.00000
2011
First Quarter	$80.27	$65.47	$0.03255
Second Quarter	$78.24	$70.98	$0.94450
Third Quarter	$75.79	$52.62	$0.00000
Fourth Quarter	$64.66	$50.31	$0.04379
2012
First Quarter	$68.94	$58.43	$0.04104
Second Quarter	$69.51	$58.04	$0.88081
Third Quarter	$63.33	$59.09	$0.00000
Fourth Quarter	$63.59	$59.54	$0.06600
2013
First Quarter	$67.81	$64.06	$0.02184
Second Quarter	$64.34	$50.15	$0.00000
Third Quarter	$53.63	$45.94	$0.62591
Fourth Quarter	$52.37	$45.59	$0.02559
2014
First Quarter (through March 26, 2014)	$46.16	$39.76	$0.02487

The closing price of shares of the iShares® MSCI Chile Capped ETF on March 26, 2014 was $44.65. We make no representation as to the amount of dividends, if any, that may be paid on the iShares® MSCI Chile Capped ETF in the future. In any event, as an investor in

March 2014	PS-11

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

the securities, you will not be entitled to receive dividends, if any, that may be payable on shares of the iShares® MSCI Chile Capped ETF.

iShares® MSCI Brazil Capped ETF

The iShares® MSCI Brazil Capped ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI Brazil Capped ETF.  iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Brazil Capped ETF.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The iShares® MSCI Brazil Capped ETF trades on the NYSE Arca under the ticker symbol “EWZ.”

The iShares® MSCI Brazil Capped ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in Brazil, as measured by the MSCI Brazil 25/50 Index. However, for purposes of the securities, the performance of the iShares® MSCI Brazil Capped ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI Brazil Capped ETF will not be factored into a determination of the closing price of the iShares® MSCI Brazil Capped ETF on the final valuation date.  The MSCI Brazil 25/50 Index was developed by MSCI Inc. as an equity benchmark for the performance of Brazilian equities, and is designed to measure equity market performance in Brazil, subject to a capping methodology which restricts the weights of the stocks so that no single stock exceeds 25% of the index and so that stocks that comprise 5% or more of the index do not have a weighting greater than 50% of the overall composition of the index.

Please refer to the section “Fund Descriptions—iShares® MSCI Brazil Capped ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI Brazil Capped ETF, including certain risks that are associated with an investment linked to shares of the iShares® MSCI Brazil Capped ETF.

Historical Information

The graph below shows the closing price of shares of the iShares® MSCI Brazil Capped ETF for each day such price was available from January 2, 2009 to March 26, 2014. The table that follows shows the high and low closing prices of, and dividends paid on, the iShares® MSCI Brazil Capped ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of the iShares® MSCI Brazil Capped ETF as an indication of future performance.

iShares® MSCI Brazil Capped ETF	High	Low	Dividends
2009
First Quarter	$40.89	$31.75	$0.206742
Second Quarter	$57.95	$39.30	$0.414934
Third Quarter	$67.67	$49.05	$0.000000
Fourth Quarter	$79.73	$66.03	$2.196555

March 2014	PS-12

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

2010
First Quarter	$77.79	$62.77	$0.111166
Second Quarter	$75.73	$58.61	$0.275414
Third Quarter	$76.93	$62.97	$0.000000
Fourth Quarter	$81.58	$73.84	$2.333280
2011
First Quarter	$78.64	$70.22	$0.198383
Second Quarter	$79.78	$69.57	$1.083778
Third Quarter	$74.16	$52.04	$0.000000
Fourth Quarter	$64.51	$50.89	$0.421269
2012
First Quarter	$70.42	$58.52
Second Quarter	$65.36	$49.07	$1.057941
Third Quarter	$57.06	$50.03	$0.000000
Fourth Quarter	$56.06	$51.01	$0.381970
2013
First Quarter	$57.65	$53.39	$0.129155
Second Quarter	$55.71	$43.07	$0.853154
Third Quarter	$49.73	$41.26	$0.000000
Fourth Quarter	$51.58	$43.41	$0.587549
2014
First Quarter (through March 26, 2014)	$43.43	$38.03	$0.000000

The closing price of shares of the iShares® MSCI Brazil Capped ETF on March 26, 2014 was $42.52. We make no representation as to the amount of dividends, if any, that may be paid on the iShares® MSCI Brazil Capped ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on shares of the iShares® MSCI Brazil Capped ETF.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•
Upon a sale or exchange of the securities, or retirement of the securities at maturity, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the securities.  Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale, exchange or retirement of the securities should be long-term capital gain or loss if you held the securities for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of securities may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to shares of the basket components. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the basket components with a value equal to the amount you paid to acquire your

March 2014	PS-13

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

securities and subsequently sold those shares for their fair market value at the time your securities are sold, exchanged or retired (which would reflect the percentage increase, without any multiplier, in the value of shares of the basket components over the term of the securities). Alternatively, the “net underlying long-term capital gain” could be calculated using a number of shares of the basket components that reflects the multiplier used to calculate the payment that you will receive on your security. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $20.00 for each $1,000.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $20.00 for each $1,000.00 security they sell.

CGMI is an affiliate of ours.  Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority.  Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities.  We have hedged our obligations under the securities through CGMI or other of our affiliates.  CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines.  This hedging activity could affect the basket component ending levels and, therefore, the value of and your return on the securities.  For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this

March 2014	PS-14

Citigroup Inc.
Accelerated Return Notes Based on an Equally Weighted Basket Consisting of the iShares® MSCI Chile Capped ETF and the iShares® MSCI Brazil Capped ETF Due September 29, 2017

pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Citigroup Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated November 13, 2013, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on November 13, 2013, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the securities nor the issuance and delivery of the securities, nor the compliance by Citigroup Inc. with the terms of the securities, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Inc. or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Inc.

In the opinion of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed, and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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